UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2011

Oxygen Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 24, 2011, Oxygen Biotherapeutics, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) with the Securities and Exchange Commission to report that Chris J. Stern’s employment as the Chief Executive Officer of the Company was terminated for cause pursuant to the terms of his employment agreement.  Following the filing of the Original 8-K, the Company received an e-mail from Mr. Stern regarding his disagreement with his termination.  A copy of this e-mail is attached as Exhibit 99.1.

The Company is also providing additional information with respect to the circumstances of Mr. Stern’s termination.  As previously disclosed, the termination was in connection with an Audit Committee investigation.  This investigation was focused on, among other things, the accuracy of the credentials in Mr. Stern’s biography and the circumstances surrounding certain transactions occurring prior to 2009.  Based on the results of this investigation, the Board terminated Mr. Stern’s employment for cause.  The investigation is ongoing, and the Company is assessing the impact of Mr. Stern’s conduct on the Company.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	E-mail from Chris J. Stern to the Company, dated August 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxygen Biotherapeutics, Inc.

Date: August 26, 2011	By:	/s/ Michael B. Jebsen
Michael B. Jebsen
Chief Financial Officer and Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	E-mail from Chris J. Stern to the Company, dated August 24, 2011